EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@SolarWindow.com

News Release

SolarWindow Strengthens Intellectual Property Portfolio with Over 90 Trademark and Patent Filings

Columbia, Maryland – April 11, 2018 – SolarWindow Technologies, Inc. (OTC: WNDW), developer of liquid transparent coatings that turn ordinary glass into electricity-generating windows for skyscrapers and buildings, announced that the company has now filed more than 90 U.S. and international patents and trademarks for protecting its brand identities, products, services, processes, and materials. The SolarWindow intellectual property portfolio covers electricity-generating liquid coatings for windows, automobiles, aircraft, mission-critical military applications, and more.

Announced recently, SolarWindow was awarded its first-ever advanced materials manufacturing Cooperative Research and Development Agreement (CRADA) by the U.S. Department of Energy (DOE) Office of Energy Efficiency and Renewable Energy’s (EERE) Advanced Manufacturing Office (AMO).

SolarWindow was awarded the CRADA after submitting a proposal outlining its process technologies and fabrication methods to the DOE’s Roll-to-Roll Advanced Materials Manufacturing Consortium, led by Oak Ridge National Laboratory (ORNL) and partnering with Argonne National Laboratory (ANL), Lawrence Berkeley National Laboratory (LBNL), and the National Renewable Energy Laboratory (NREL). The CRADA will be carried out with the DOE by SolarWindow, ANL, and NREL.

SolarWindow IP Portfolio Exceeds 90 Filings

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“Our first commercial target market is electricity-generating windows that could turn entire skyscrapers into vertical power generators,” stated Mr. John Conklin, President and CEO of SolarWindow Technologies, Inc.

“Our business team has already negotiated and entered into numerous commercial collaborations with raw materials suppliers, service and technology providers, and even a glass fabrication facility with the goal of manufacturing SolarWindow™ products. While our engineers and scientists have continued to aggressively advance our technical capabilities, recently setting a new company record for power production, our legal and technical teams have strategically strengthened our portfolio of patents and trademark filings.”

Targeting the estimated 5.6 million U.S. commercial buildings, which consume almost $150 billion in electricity annually, the company’s transparent electricity-generating windows could reduce energy costs by up to 50% and could achieve a one-year financial payback for building owners, the industry’s fastest financial return, according to independently-validated power and financial modeling.

The expansive SolarWindow intellectual property portfolio encompasses product development, commercial manufacturing, licensing, sales, and services. The filings cover a variety of classes, including coatings, windows, glass, flexible electricity-generating materials, solar panels, cells, modules, and others.

The 90-plus SolarWindow International and U.S. patent and trademark filings include:

•	Electricity generating windows that can:

o	self-tint to darker or lighter shades, based on user preferences;

o	power various devices such as smart sensors for delivering data to intelligent energy management systems in buildings;

•	Electricity-generating coatings for:

o	providing emergency power to pilots;

o	application to various three-dimensional objects;

o	thin and flexible surfaces, using various application methods;

•	Processes and the processing of SolarWindow™ device architectures;

•	Enhancements to SolarWindow™ device architecture; and

•	Improvements to various SolarWindow™ module performance; among others.

The company’s scientists, engineers, and attorneys continually identify, develop and pursue intellectual property with the objective of providing the high commercial value and strategic position when compared to other technologies. High-value patents and trademarks are actively developed while legacy assets are either repurposed to add value, or eventually retired.

SolarWindow Technologies, Inc. claims rights in all of its trademarks and service marks, and actively works to establish, protect, monitor, and enforce its intellectual property rights in its trademarks and service marks through various intellectual property strategies including federal registration, state registration, and/or establishing common law rights.

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About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows and other materials into electricity generators under natural, artificial, low, shaded, and even reflected light conditions.

Our liquid coating technology has been presented to members of the U.S. Congress and has received recognition in numerous industry publications. Our SolarWindow™ technology has been independently validated to generate 50-times the power of a conventional rooftop solar system and achieves a one-year payback when modeled on a 50-story building.

Power and Financial Model Disclaimer

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degrees building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Briana Erickson at 800-213-0689 or visit: www.solarwindow.com.

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Media Contact:

Damaak Group

415-799-8027

media@solarwindow.com

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindow™ technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company’s website and the social media channels listed below:

•	Facebook

•	Twitter

* This list may be updated from time to time.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company’s products, technical problems with the company’s research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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